Exhibit 99.1

Media:	Wendy Olson (713) 627-4072 (713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf (713) 627-4600

Date:	May 5, 2009

Spectra Energy Reports First Quarter 2009 Results

•	Reported net income (controlling interests) of $298 million, $0.47 EPS, versus prior year quarter’s $367 million, $0.58 EPS

•	Ongoing net income of $210 million, $0.33 EPS, versus $366 million, $0.58 EPS, in prior year quarter

•	Two major projects placed in service during the quarter as company continues to successfully execute on 2009 capital expansion program

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported 2009 first quarter net income from controlling interests of $298 million, or $0.47 diluted earnings per share (EPS), compared with $367 million, $0.58 diluted EPS, in the prior year quarter.

Reported first quarter results include a special item consisting of an $85 million after-tax gain at the Field Services business segment.

“We had a good quarter in a challenging environment and are pleased about where we are today,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“Despite weaker than expected commodity prices and the Canadian exchange rate, there is good reason for optimism. Our core, fee-based businesses – which we expect will provide us with more than 80 percent of our earnings this year – all performed very well during the quarter. We put into service expansion projects in the United States and Canada, and made an attractive pipeline acquisition through our MLP,” continued Ebel.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported first quarter 2009 earnings before interest and taxes (EBIT) of $217 million, compared with $226 million in first quarter 2008. The segment benefited this quarter from business expansion projects placed into service last year. This was more than offset by lower gas processing revenues as a result of lower prices and volumes.

Distribution

Distribution reported first quarter 2009 EBIT of $152 million, compared with $165 million in first quarter 2008. Excluding the $36 million effect of the decline in the value of the Canadian dollar, earnings were $23 million higher, primarily as a result of higher storage and transportation revenues.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported first quarter 2009 EBIT of $81 million, compared with $129 million during first quarter 2008. Excluding the effect of the weaker Canadian dollar, earnings were $29 million lower than in 2008. Improved results in the base gathering and processing business were more than offset by lower Empress earnings, primarily as a result of lower natural gas liquids (NGL) prices.

Field Services

Field Services reported first quarter 2009 EBIT of $150 million, which includes a $135 million pre-tax recognition of a deferred gain associated with units previously issued by DCP Midstream’s master limited partnership. Excluding this special item, the segment reported ongoing EBIT of $15 million, compared with $192 million in first quarter 2008. The decrease in earnings was primarily driven by lower NGL prices, which have a close relationship to lower crude oil prices. Crude oil averaged $43 per barrel during first quarter 2009 versus $98 per barrel during the same period in 2008. The NGL to crude oil relationship averaged 56 percent during first quarter 2009 versus 58 percent during the same period in 2008.

Other

“Other” reported net costs of $24 million in first quarter 2009, compared with net costs of $20 million in first quarter 2008.

Interest Expense

Interest expense was $150 million for first quarter 2009, compared with $158 million for first quarter 2008.

Income Taxes

First quarter 2009 income tax expense from continuing operations was $139 million, compared with $172 million reported in first quarter 2008. The decrease was primarily a result of lower earnings in the 2009 quarter. The effective tax rate was 31 percent in both first quarter 2009 and first quarter 2008.

Special Items Affecting Spectra Energy’s EPS for the Quarter Include: (in millions, except per share amounts)
	Pre-tax Amount	Tax Effect	Net Income - Controlling Interests Impact	EPS Impact
First Quarter 2009
Gain on Units Previously Issued by DCP Partners	$135	$(50)	$85	$0.14

Total	$135	$(50)	$85	$0.14

First Quarter 2008	$—	$—	$—	$—

Reconciliation of Reported to Ongoing Net Income ( in millions)
	Quarters Ended March 31,
	2009	2008
Net Income – Controlling Interests as Reported	$298	$367
Adjustments to Reported Net Income – Controlling Interests:
Special Items	(85)	—
Discontinued Operations	(3)	(1)

Ongoing Net Income	$210	$366

Reconciliation of Reported to Ongoing Diluted EPS
	Quarters Ended March 31,
	2009	2008
Diluted EPS as Reported	$0.47	$0.58
Special Items	(0.14)	—

Diluted EPS, Ongoing	$0.33	$0.58

Additional Information

Additional information about first quarter 2009 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The Analyst call is scheduled for 9 a.m. CT today, Tuesday, May 5, to discuss Spectra Energy’s first quarter results. The conference call can be accessed via the Investors Section of Spectra Energy’s Web site or by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 outside the United States. The confirmation code is “95191276” or “Spectra Energy 1st Quarter Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 7:00 p.m. CT, August 4, 2009, by dialing (800) 642-1687 with conference ID 95191276. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS, which are non-GAAP financial measures as they represent net income (controlling interests) and diluted EPS from continuing operations, adjusted for special items, as measures to evaluate operations of the company. Special items represent certain charges and credits which we believe will not be recurring on a regular basis. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of non-controlling interests related to those profits. We consider segment EBIT from continuing operations, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance as it represents the results of our ownership interests in operations without regard to financing methods or capital structures.

We also use ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT is a non-GAAP financial measure as it represents reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the outcome of litigation and regulatory investigations, proceedings or inquiries; the effect of weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; the levels of supply and demand for natural gas in our areas of operation; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; and our ability to successfully complete and integrate future acquisitions. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2008 Form 10-K, filed on February 27, 2009, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 18,900 miles of transmission pipeline, more than 275 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy was recently ranked by FORTUNE as the world’s “most admired” pipeline company. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

March 2009

(Unaudited)

(In millions, except per share amounts and where noted)

	Quarters Ended March 31,
	2009	2008

COMMON STOCK DATA
Earnings Per Share From Continuing Operations
Basic and Diluted	$0.47	$0.58
Earnings Per Share
Basic and Diluted	$0.47	$0.58
Dividends Per Share	$0.25	$0.23
Weighted-Average Shares Outstanding
Basic	628	633
Diluted	629	635

INCOME
Operating Revenues	$1,384	$1,600
Total Reportable Segment EBIT	600	712
Income from Discontinued Operations, Net of Tax	3	3
Net Income - Controlling Interests	298	367

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$217	$226
Distribution	152	165
Western Canada Transmission & Processing	81	129
Field Services	150	192

Total Reportable Segment EBIT	$600	$712
Other EBIT	(24)	(20)

Total Reportable Segment and Other EBIT	$576	$692

CAPITAL AND INVESTMENT EXPENDITURES (a)
U.S. Transmission	$99	$272
Distribution	34	63
Western Canada Transmission & Processing	37	32
Other	6	8

Total Capital and Investment Expenditures	$176	$375

	March 31, 2009	December 31, 2008

CAPITALIZATION
Common Equity—Controlling Interests	38%	34%
Noncontrolling Interests and Preferred Stock	4%	4%
Total Debt	58%	62%

Total Debt	$9,228	$10,047
Book Value Per Share (b)	$9.28	$9.07
Actual Shares Outstanding	645	611

(a)	Includes loans to affiliates for capital expansion projects.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

Mar-09

(Unaudited)

(In millions, except where noted)

	Quarters Ended March 31,
	2009	2008

U.S. TRANSMISSION
Operating Revenues	$405	$403
Operating Expenses
Operating, Maintenance and Other	143	126
Depreciation and Amortization	59	58
Gains on Sales of Other Assets and Other, net	10	—
Other Income and Expenses	20	21
Noncontrolling Interests	16	14

EBIT	$217	$226

Proportional Throughput, TBtu (a)	713	636

DISTRIBUTION
Operating Revenues	$708	$800
Operating Expenses
Natural Gas Purchased	435	492
Operating, Maintenance and Other	81	97
Depreciation and Amortization	40	47
Other Income and Expenses	—	1

EBIT	$152	$165

Number of Customers, thousands	1,312	1,293
Heating Degree Days, Fahrenheit	3,698	3,651
Pipeline Throughput, TBtu	327	327

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$271	$397
Operating Expenses
Natural Gas and Petroleum Products Purchased	71	130
Operating, Maintenance and Other	88	104
Depreciation and Amortization	32	36
Other Income and Expenses	1	3
Noncontrolling Interests	—	1

EBIT	$81	$129

Pipeline Throughput, TBtu	162	162
Volumes Processed, TBtu	167	173
Empress Inlet Volumes, TBtu	211	217

FIELD SERVICES
Operating Expenses	$—	$(1)
Equity in Earnings of DCP Midstream, LLC	150	191

EBIT	$150	$192

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	7.0	7.2
Natural Gas Liquids Production, MBbl/d (b,c)	331	380
Average Natural Gas Price Per MMBtu (d)	$4.89	$8.03
Average Natural Gas Liquids Price Per Gallon	$0.57	$1.34

OTHER
Operating Revenues	$12	$9
Operating Expenses	32	28
Other Income and Expenses	(4)	(1)

EBIT	$(24)	$(20)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended March 31,
	2009	2008
Operating Revenues	$1,384	$1,600
Operating Expenses	969	1,107
Gains on Sales of Other Assets and Other, net	10	—

Operating Income	425	493

Other Income and Expenses	176	220
Interest Expense	150	158

Earnings From Continuing Operations Before Income Taxes	451	555
Income Tax Expense From Continuing Operations	139	172

Income From Continuing Operations	312	383
Income From Discontinued Operations, net of tax	3	3

Net Income	315	386
Net Income - Noncontrolling Interests	17	19

Net Income - Controlling Interests	$298	$367

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	March 31, 2009	December 31, 2008
ASSETS

Current Assets	$1,224	$1,450
Investments and Other Assets	5,930	5,950
Net Property, Plant and Equipment	13,411	13,639
Regulatory Assets and Deferred Debits	852	885

Total Assets	$21,417	$21,924

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$2,359	$3,044
Long-term Debt	8,031	8,290
Deferred Credits and Other Liabilities	4,338	4,355
Preferred Stock of Subsidiaries	225	225
Stockholders’ Equity	6,464	6,010

Total Liabilities and Stockholders’ Equity	$21,417	$21,924

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Quarters Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$315	$386
Adjustments to reconcile net income to net cash provided by operating activities	241	287

Net cash provided by operating activities	556	673

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(142)	(372)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(405)	(139)

Effect of exchange rate changes on cash	(2)	(4)

Net increase in cash and cash equivalents	7	158
Cash and cash equivalents at beginning of period	214	94

Cash and cash equivalents at end of period	$221	$252

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2009 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$217	$—		$—		$—	$217
Distribution	152	—		—		—	152
Western Canada Transmission & Processing	81	—		—		—	81
Field Services	150	(135	)A	—		(135)	15

Total Reportable Segment EBIT	600	(135)		—		(135)	465
Other	(24)	—		—		—	(24)

Total Reportable Segment and Other EBIT	$576	$(135)		$—		$(135)	$441

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$576	$(135)		$—		$(135)	$441
Interest Expense	(150)	—		—		—	(150)
Interest Income and Other	25	—		—		—	25
Income Taxes from Continuing Operations	(139)	50		—		50	(89)
Discontinued Operations, Net of Tax	3	—		(30	)B	(3)	—

Total Earnings	$315	$(85)		$(3)		$(88)	$227
Total Earnings - Noncontrolling Interests	(17)	—		—		—	(17)

Total Earnings - Controlling Interests	$298	$(85)		$(3)		$(88)	$210

EARNINGS PER SHARE, BASIC	$0.47	$(0.14)		$—		$(0.14)	$0.33

EARNINGS PER SHARE, DILUTED	$0.47	$(0.14)		$—		$(0.14)	$0.33

A - Recognition of a deferred gain associated with units previously issued by DCP Midstream's master limited partnership.

B - Sonatrach settlement.

Weighted Average Shares (reported and ongoing) - in millions

Basic	628

Diluted	629

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2008 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$226	$—	$—		$—	$226
Distribution	165	—	—		—	165
Western Canada Transmission & Processing	129	—	—		—	129
Field Services	192	—	—		—	192

Total Reportable Segment EBIT	712	—	—		—	712
Other	(20)	—	—		—	(20)

Total Reportable Segment and Other EBIT	$692	$—	$—		$—	$692

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$692	$—	$—		$—	$692
Interest Expense	(158)	—	—		—	(158)
Interest Income and Other	21	—	—		—	21
Income Taxes from Continuing Operations	(172)	—	—		—	(172)
Discontinued Operations, Net of Tax	3	—	(3	)A	(3)	—

Total Earnings	$386	$—	$(3)		$(3)	$383
Total Earnings - Noncontrolling Interests	(19)	—	2		$2	(17)

Total Earnings - Controlling Interests	$367	$—	$(1)		$(1)	$366

EARNINGS PER SHARE, BASIC	$0.58	$—	$—		$—	$0.58

EARNINGS PER SHARE, DILUTED	$0.58	$—	$—		$—	$0.58

A - Net results from Nevis and Brazeau River gathering and processing facilities in Western Canada.

Weighted Average Shares (reported and ongoing) - in millions

Basic	633

Diluted	635